Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports Fourth Quarter Results

PORTSMOUTH, N.H. – August 9, 2006 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today reported financial results for the fourth quarter and fiscal year ended June 30, 2006.

Revenues for the fourth quarter were $26.0 million compared with $26.3 million in the fourth quarter of last year. Net loss for the fourth quarter was $0.9 million, or a net loss per share of $0.04, compared with net income of $2.2 million, or net income per share of $0.11, in the fourth quarter of last year. The fiscal 2006 fourth quarter net loss includes the expense impact associated with stock-based compensation as a result of accounting rules that Bottomline adopted on July 1, 2005.

During the fourth quarter of fiscal 2006, the company incurred acquisition-related amortization of intangible assets of approximately $1.5 million and stock compensation expense of $1.7 million. Excluding these acquisition-related and stock compensation items, non-GAAP net income for the fourth quarter was $2.3 million, or non-GAAP net income per share of $0.10.

“We are progressing as planned and are seeing positive customer response to our products and services,” said Joe Mullen, CEO of Bottomline Technologies. “We continue to build a qualified pipeline for our major product offerings, which include Purchase-to-Pay automation, introduced in May, wholesale electronic banking, and spend management. Based on this strong pipeline, we continue to be encouraged about our future business potential.”

Revenues for the year ended June 30, 2006 were $101.7 million compared with $96.5 million last year. Net loss for the year ended June 30, 2006 was $1.8 million, or a net loss per share of $0.08, compared with net income of $5.9 million, or net income per share of $0.31 last year. Net loss for the year ended June 30, 2006 includes the expense impact associated with stock-based compensation as a result of accounting rules that Bottomline adopted on July 1, 2005.

During the year ended June 30, 2006, the company incurred acquisition-related amortization of intangible assets of approximately $4.5 million, acquisition-related technology write-offs of $189,000 and stock compensation expense of $7.0 million. Excluding these items, non-GAAP net income for the year ended June 30, 2006 was $9.8 million, or non-GAAP net income per share of $0.42, compared with non-GAAP net income of $9.1 million, or non-GAAP net income per share of $0.48 last year.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, acquisition-related technology write-offs and stock compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the periods ending June 30 is as follows:

	Three Months Ended June 30, (in thousands)		Years Ended June 30, (in thousands)
	2006	2005	2006	2005
GAAP Net Income (Loss)	$(877)	$2,204	$(1,834)	$5,888
Amortization of Intangible Assets	1,472	869	4,491	3,217
Acquisition-related Technology Write-offs	—	—	189	—
Stock Compensation Expense	1,703	—	6,984	14

Non-GAAP Net Income	$2,298	$3,073	$9,830	$9,119

Customer Highlights:

•	Increased subscription-based revenues with multi-year agreements for Bottomline’s invoice and payments management software and services with Abbey National Bank, Unity Trust Bank and American Family Mutual Insurance Company.

•	UMB Financial Corporation launched a new online business banking service, Web ExchangeSM, incorporating modules of Bottomline’s WebSeries® Enterprise Payments Platform for ACH, Global Information Reporting and Check Management.

•	Grew customer base with new orders for Bottomline’s financial process automation solutions from Ameriprise Financial, Arrow Electronics, CB Richard Ellis, D.A. Stuart Company, and St. Joseph’s Medical Center.

•	Signed contracts for expanded deployments of Bottomline’s leading payments platforms with existing customers, including Cendant Corporation, Bon Secours Health System and WellPoint, Inc.

Company and Product Highlights:

•	Announced the global launch of Sprinter®, a modular solution that streamlines Purchase-to-Pay processes through a combination of invoice data capture services, innovative software for purchasing requisition management and invoice workflow, and seamless integration with Bottomline’s market-leading payments platforms.

•	Delivered an enhanced WebSeries Enterprise Payments Platform for banks and financial institutions featuring comprehensive solution sets for Enterprise Cash Management, Wholesale Banking and Retail Branch Payments. The flexible platform strengthens Bottomline’s ability to deliver market-ready solutions that meet the specific needs of financial institutions without lengthy customization cycles.

•	Launched an initiative to target a growing base of Microsoft® Dynamics users with Create!form® document process automation solutions packaged for small- to mid-sized organizations looking to enhance and automate document output and Purchase-to-Pay capabilities.

•	Bottomline’s Board of Directors approved the repurchase of up to $10 million of the company’s common stock over time for use in corporate stock plans and for other company purposes.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies, WebSeries, Sprinter, Create!form and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions and other risks described in our most recent quarterly report on Form 10-Q. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended June 30,
	2006	2005
Revenues:
Software licenses	$2,822	$5,139
Service and maintenance	19,918	17,509
Equipment and supplies	3,237	3,670

Total revenues	25,977	26,318

Cost of revenues:
Software licenses	347	427
Service and maintenance (1)	8,797	7,629
Equipment and supplies	2,534	3,009

Total cost of revenues	11,678	11,065

Gross profit	14,299	15,253

Operating expenses:
Sales and marketing (1)	6,883	6,516
Product development and engineering (1)	3,462	2,248
General and administrative (1)	4,525	3,451
Amortization of intangible assets	1,472	869

Total operating expenses	16,342	13,084

Income (loss) from operations	(2,043)	2,169
Other income, net	967	43

Income (loss) before provision for income taxes	(1,076)	2,212
Provision (benefit) for income taxes	(199)	8

Net income (loss)	$(877)	$2,204

Net income (loss) per share:
Basic	$(0.04)	$0.12
Diluted	$(0.04)	$0.11

Shares used in computing net income (loss) per share:
Basic	23,421	18,488
Diluted	23,421	19,744

Non-GAAP (excludes acquisition-related amortization and stock compensation expense):(2)
Net income	$2,298	$3,073

Diluted net income per share (3)	$0.10	$0.16

________________ (1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$107	$—
Sales and marketing	636	—
Product development and engineering	187	—
General and administrative	773	—

	$1,703	$—

(2)      Non-GAAP presentation excludes charges for amortization of intangible assets of $1,472 and $869 and stock compensation expense of $1,703 and $0, for the three months ended June 30, 2006 and 2005, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 23,763 and 19,744 for the three months ended June 30, 2006 and 2005, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Years Ended June 30,
	2006	2005
Revenues:
Software licenses	$12,236	$18,789
Service and maintenance	74,801	62,233
Equipment and supplies	14,628	15,483

Total revenues	101,665	96,505

Cost of revenues:
Software licenses	1,419	2,295
Service and maintenance (1)	32,724	26,656
Equipment and supplies	11,639	11,980

Total cost of revenues	45,782	40,931

Gross profit	55,883	55,574

Operating expenses:
Sales and marketing (1)	25,512	24,323
Product development and engineering (1)	12,417	9,433
General and administrative (1)	17,889	12,800
Amortization of intangible assets	4,491	3,217

Total operating expenses	60,309	49,773

Income (loss) from operations	(4,426)	5,801

Other income, net	3,252	444

Income (loss) before provision for income taxes	(1,174)	6,245
Provision for income taxes	660	357

Net income (loss)	$(1,834)	$5,888
Net income (loss) per share:
Basic	$(0.08)	$0.33
Diluted	$(0.08)	$0.31

Shares used in computing net income (loss) per share:
Basic	22,838	18,030
Diluted	22,838	19,119

Non-GAAP (excludes acquisition-related amortization, acquisition-related technology write-offs and stock compensation expense):(2)
Net income	$9,830	$9,119

Diluted net income per share (3)	$0.42	$0.48

_________________ (1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$474	$—
Sales and marketing	2,489	—
Product development and engineering	841	14
General and administrative	3,180	—

	$6,984	$14

(2)      Non-GAAP presentation excludes charges for amortization of intangible assets of $4,491 and $3,217, acquisition-related technology write-offs of $189 and $0 and stock compensation expense of $6,984 and $14, for the years ended June 30, 2006 and 2005, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 23,310 and 19,119 for the years ended June 30, 2006 and 2005, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	June 30, 2006	June 30, 2005

Assets
Current assets:
Cash, cash equivalents and short-term investments	$80,497	$35,916
Accounts receivable	21,043	22,956
Other current assets	5,391	4,893

Total current assets	106,931	63,765

Property and equipment	7,106	6,940
Intangible assets	61,077	38,695
Other assets	720	1,041

Total assets	$175,834	$110,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,990	$6,094
Accrued expenses	8,660	9,096
Deferred revenue and deposits	19,880	20,738

Total current liabilities	34,530	35,928

Deferred revenue and deposits, non current	1,249	1,435
Deferred income taxes	2,985	—
Other liabilities	462	285

Total liabilities	39,226	37,648

Stockholders’ equity
Common stock	23	19
Additional paid-in-capital	246,543	182,534
Accumulated other comprehensive income	3,585	2,350
Treasury stock	(748)	(1,149)
Retained deficit	(112,795)	(110,961)

Total stockholders’ equity	136,608	72,793

Total liabilities and stockholders’ equity	$175,834	$110,441